UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2018

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36400 (Commission File Number)	46-5292553 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2018, Ashford Inc. (“AINC” or the “Company”) announced entry into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement (the “ERFP Agreement”), among Ashford Hospitality Trust, Inc. (“Trust”), AINC, Ashford Hospitality Advisors LLC (“Ashford LLC” and together with AINC, the “Advisor”), Ashford Hospitality Limited Partnership (the “Operating Partnership) and Ashford TRS Corporation.  The independent directors of the board of directors of each of AINC and Trust, with the assistance of separate and independent legal counsel, engaged to negotiate the ERFP Agreement on behalf of AINC and Trust, respectively.

As more fully described below, the ERFP Agreement generally provides, among other things, that:

•                  Ashford LLC will make investments to facilitate the acquisition of properties by the Operating Partnership that are recommended by Ashford LLC, in an aggregate amount of up to $50 million (subject to increase to up to $100 million by mutual agreement), under certain conditions described below.

•                  The investments will equal 10% of the property acquisition price and will be made, either at the time of the property acquisition or at any time in the following two years, in exchange for furniture, fixture and equipment for use at the acquired property or any other property owned by the Operating Partnership.

•                  The Advisory Agreement will be amended generally to enhance Advisor’s rights thereunder, as described in detail below.

The transactions contemplated by the ERFP Agreement are contingent upon the consummation of the pending project management transaction among AINC, Ashford LLC, Remington Holdings, L.P. and the other parties thereto.

More specifically, the ERFP Agreement includes the following terms:

Enhanced Return Investment Aggregate Amount.  Subject to the terms and conditions of the ERFP Agreement, Ashford LLC agrees to make Enhanced Return Investments (as defined below) in an aggregate amount of fifty million dollars ($50,000,000) or, upon the further written agreement of both Ashford LLC and the Operating Partnership, an aggregate amount of up to one hundred million dollars ($100,000,000).

Form of Enhanced Return Investments.  Ashford LLC shall purchase for cash furniture, fixtures and equipment (“FF&E”) for use at (i) real property assets recommended by Ashford LLC for acquisition by the Operating Partnership or its subsidiaries (each an “Enhanced Return Hotel Asset”) or (ii) other real property assets owned by the Operating Partnership or its subsidiaries (each such FF&E acquisition for cash pursuant to the foregoing clauses (i) and (ii), an “Enhanced Return Investment”).  Enhanced Return Investments shall be used to facilitate the acquisition of Enhanced Return Hotel Assets by the Operating Partnership or its subsidiaries on the terms set forth in the ERFP Agreement. Ashford LLC shall grant the applicable taxable REIT subsidiary (as defined in Section 856(l) of the Internal Revenue Code of 1986, as amended) of the Operating Partnership (each, an “Applicable TRS”) the right to use the FF&E at any hotel leased by such Applicable TRS.

Size of Enhanced Return Investments.  Each Enhanced Return Investment shall be an amount equal to ten percent (10%) of the publicly disclosed purchase price of the applicable Enhanced Return Hotel Asset (excluding any net working capital and transferred FF&E reserves of such Enhanced Return Hotel Asset), on a per transaction basis.

Conditions to Funding.  Ashford LLC shall have no obligation to provide any Enhanced Return Investment in the event that (i) Trust or its subsidiaries has materially breached any provision of the Amended and Restated Advisory Agreement dated and effective on June 10, 2015 by and among the parties to the ERFP Agreement (the “Advisory Agreement”) or the ERFP Agreement (provided that Trust shall be entitled to cure any such breach prior to the applicable date of required acquisition of FF&E),  (ii) any event or condition has occurred or is reasonably likely to occur which would give rise to a right of termination in favor of the Advisor under the Advisory Agreement or the ERFP Agreement, (iii) there would exist, immediately after such proposed Enhanced Return Investment, a Sold ERFP Asset Amount (as described below under the heading “Payment of Fees”), or (iv) (a) Ashford LLC’s Unrestricted Cash Balance is, after taking into account the cash amount anticipated to be required for the proposed Enhanced Return Investment, less than fifteen million dollars ($15,000,000) (the “Cash Threshold”) as of one week after the date that the Operating Partnership requires that Ashford LLC commit to fund an Enhanced Return Investment with respect to an Enhanced Return Hotel Asset (as more particularly described in the ERFP Agreement) or (b) Ashford LLC reasonably expects, in light of its then-anticipated contractual funding commitments (including amounts committed pursuant to the ERFP Agreement but not yet paid) and cash flows, to have an Unrestricted Cash Balance that is less than the Cash Threshold immediately after the expected date of closing of the purchase of the Enhanced Return Hotel Asset.

For purposes of the ERFP Agreement, “Unrestricted Cash Balance” means, unrestricted cash of Ashford LLC; provided, that any cash or working capital of AINC or its other subsidiaries, including without limitation, Ashford Hospitality Services LLC (“Ashford Services”), shall be included in the calculation of “Unrestricted Cash Balance” if such funds have been contributed, transferred or loaned from Ashford LLC to Ashford Services or such other subsidiaries for the purpose of avoiding, hindering or delaying Ashford LLC’s obligations under the ERFP Agreement (it being understood that good faith loans or advances to, or investments in, Ashford Services’ or such other subsidiaries’ existing business or new services or other businesses, or the provision of working capital to Ashford Services or such other subsidiaries generally consistent with Ashford Services’ or such other subsidiaries past practices, shall not be deemed to have been made for the purpose of avoiding, hindering or delaying Ashford LLC’s obligations under the ERFP Agreement).

Default of Funding Obligations.  In the event that Ashford LLC fails to fund an Enhanced Return Investment when required by the ERFP Agreement, the Operating Partnership shall promptly notify Ashford LLC in writing of its failure to fund (the “Default Notice”) and (i) in the event that the acquisition of the applicable Enhanced Return Hotel Asset has been or is consummated by the Operating Partnership or its subsidiaries notwithstanding such funding failure, Ashford LLC shall pay to the Applicable TRS that leases the applicable Enhanced Return Hotel Asset an amount in cash equal to one hundred and twenty-five percent (125%) of the unfunded Enhanced Return Investment (and Ashford LLC shall acquire the related FF&E as if Ashford LLC has made such Enhanced Return Investment in the amount of the unfunded Enhanced Return Investment) or (ii) in the event that the acquisition of the proposed Enhanced Return Hotel Asset is not consummated and the Operating Partnership or its subsidiaries forfeits its non-refundable deposit, Ashford LLC shall pay to the Applicable TRS that would have leased the proposed Enhanced Return Hotel Asset an amount in cash equal to one hundred and twenty-five percent (125%) of the sum of (a) the non-refundable deposit paid by the Operating Partnership or its subsidiaries with respect to such proposed Enhanced Return Hotel Asset and (b) the transaction expenses reasonably incurred and documented by the Operating Partnership and its subsidiaries in connection with such abandoned transaction.  From and after the date that is ninety (90) days after the date of the Default Notice, Trust shall have the right, in its sole discretion, without additional prior notice to the Advisor, to set off, take and pay over to the Applicable TRS any monies due and payable by Trust to the Advisor pursuant to the ERFP Agreement or the Advisory Agreement to satisfy the payment of all amounts due and payable by the Advisor to the Applicable TRS pursuant to the immediately preceding sentence and shall pay such amounts immediately to the Applicable TRS.

Repayment Events.  With respect to any acquisition of FF&E by Ashford LLC pursuant to the ERFP Agreement, if prior to the date that is two years after such acquisition, (i) Trust is subject to a Company Change of Control (as defined in the Advisory Agreement) or (ii) Trust or the Advisor terminates the Advisory Agreement and Trust is required to pay the Termination Fee thereunder (each of clauses (i) and (ii), a “Repayment Event”), the Operating Partnership shall pay to Ashford LLC an amount equal to one hundred percent (100%) of any Enhanced Return Investments actually funded by Ashford LLC during such two year period.

Disposition of Enhanced Return Hotel Assets.  If the Operating Partnership or its subsidiaries dispose of or cause to be disposed any Enhanced Return Hotel Asset or other real property with respect to which Ashford LLC owns FF&E, including by way of a foreclosure or deed-in-lieu of foreclosure by a mortgage or mezzanine lender of the Operating Partnership or its subsidiaries, Trust shall promptly identify, and Ashford LLC shall acquire in exchange for such FF&E, FF&E for use at another real property asset leased by the Applicable TRS and with a fair market value equal to the value of such FF&E as established in connection with such disposition.

Term; Termination.  The initial term of the ERFP Agreement shall be two (2) years (the “Initial Term”), unless earlier terminated pursuant to the terms of the ERFP Agreement.  At the end of the Initial Term, the ERFP Agreement shall automatically renew for successive one (1) year periods (each such period a “Renewal Term”) unless either the Advisor or Trust provides written notice to the other at least sixty (60) days in advance of the expiration of the Initial Term or Renewal Term, as applicable, that such notifying party intends not to renew the ERFP Agreement.  The ERFP Agreement may be terminated by the Advisor or Trust in the event such party has a right to terminate the Advisory Agreement or by the Advisor in the event that the Advisor is entitled to transfer cash owned by Trust but controlled by Advisor to the Termination Fee Escrow Account (as described below) under the Advisory Agreement.

Project Management.  In the event that the project management transaction contemplated by that certain Combination Agreement dated April 6, 2018, by and among AINC, Ashford LLC, Remington Holdings, L.P. and the other parties thereto is validly terminated in accordance with its terms, then (i) the ERFP Agreement shall be deemed to have been void ab initio, (ii) one hundred percent (100%) of any previously consummated Enhanced Return Investment shall be immediately due and payable by the Operating Partnership to Ashford LLC and (iii) upon receipt by Ashford LLC of the amount payable under the foregoing clause (ii), any FF&E owned by Ashford LLC relating to such previously consummated Enhanced Return Investment shall be conveyed to the Applicable TRS.

The ERFP Agreement also amends the Advisory Agreement (which amendments will survive the termination or non-renewal of the ERFP Agreement) with respect to the following matters:

Exclusivity.  AINC and its subsidiaries shall be Trust’s sole and exclusive provider of asset management, project management and other services offered by AINC or any of its subsidiaries, with authority to source, evaluate and monitor Trust’s investment opportunities consistent with Trust’s Investment Guidelines (as defined in the Advisory Agreement), and to direct the operation and policies of Trust.

Set Off.  Advisor shall have the right to set off, take and apply any monies of Trust on deposit in any bank, brokerage or similar account established and maintained for Trust by Advisor to the payment of all amounts becoming due and payable by Trust to Advisor, subject to the dollar limitations set forth in the ERFP Agreement (which limitations are based on amounts funded pursuant to the ERFP Agreement and which generally permit increasing amounts to be set off by Advisor as amounts funded or committed to be funded pursuant to the ERFP Agreement are increased).

Payment of Expenses.  Trust shall pay the costs and expenses that are reimbursable to Advisor pursuant to the Advisory Agreement on a monthly basis in advance on the first business day of each month in an amount equal to the budgeted monthly reimbursements for the applicable month, which shall be equal to the amount estimated to be payable on account of the costs and expenses that are reimbursable to Advisor for each month included in each annual expense budget prepared by Advisor and approved by the board of directors of Trust subject to certain limitations.

Payment of Fees.  Trust shall, on a monthly basis, pay a fee (the “Base Fee”) in an amount equal to 1/12 of (i) the Base Fee Percentage (as defined in the Advisory Agreement) of the Total Market Capitalization (as defined in the Advisory Agreement) of Trust for the prior month, plus (ii) the Net Asset Fee Adjustment (as defined below), if any, on the last day of the prior month during which the Advisory Agreement was in effect; provided, however in no event shall the Base Fee for any month be less than the Minimum Base Fee (as defined in the Advisory Agreement).

For purposes of the Advisory Agreement, “Net Asset Fee Adjustment” shall be equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the Advisory Agreement, but generally equal to the net sales prices of real property (other than any Enhanced Return Hotel Assets) sold or disposed of after the date of the ERFP Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the Advisory Agreement, but generally equal to the net sales prices of Enhanced Return Hotel Assets sold or disposed of after the date of the ERFP Agreement, commencing with and including the first such sale) and 1.07%.

Termination Fee Escrow Account.  In the event that Advisor has funded or committed Enhanced Return Investments in an aggregate amount equal to at least forty million dollars ($40,000,000), then:

(1)                                 AINC, Ashford LLC and Trust shall enter an escrow agreement with the escrow agent and a Termination Fee Escrow Account (as defined in the Advisory Agreement) shall be established;

(2)                                 if at any time (A) Trust enters into a letter of intent or definitive agreement that upon consummation would constitute a Company Change of Control; (B) a Change of Control Tender (as defined in the Advisory Agreement) is initiated and the board of directors of Trust recommends acceptance by Trust’s stockholders; or (C) a Voting Control Event (as defined in the Advisory Agreement) occurs, the Advisor may transfer cash of Trust maintained in bank, brokerage or similar accounts established by the Advisor for Trust pursuant to the Advisory Agreement to a Termination Fee Escrow Account in an amount equal to (i) the Termination Fee (as defined in the Advisory Agreement) plus (ii) amounts owed in the event of a Repayment Event (as described above) plus (iii) all accrued fees and any other amounts that would be due and payable by Trust to the Advisor pursuant to the Advisory Agreement if the time of termination had occurred concurrently with the events described in (A)-(C) above.  The amount required to be deposited into the Termination Fee Escrow Account is referred to herein as the “Required Amount”;

(3)                                 notwithstanding clause (2) above, if, in the case of an event described in clauses (2)(B)-(C), Trust does not deposit cash equal to the Required Amount into the Termination Fee Escrow Account, then Trust shall deliver to the escrow agent for the Termination Fee Escrow Account, an irrevocable standby letter of credit in the maximum aggregate amount equal to the difference between (x) the

Required Amount; and (y) the amount of cash deposited into the Termination Fee Escrow Account by Trust; provided that in any event Trust shall be required to deposit an amount of cash equal to at least 50% of the Required Amount.  The Advisor shall have the right and power, without any further approval of Trust to cause the escrow agent to draw on such letter of credit, provided that any draws on such letter of credit shall remain in the Termination Fee Escrow Account; and

(4)                                 if the face amount of such letter of credit is not equal to at least the aggregate of the Required Amount less the cash deposited into the Termination Fee Escrow Account, then to secure prompt and complete payment of any deficit, Trust shall pledge and grant to the Advisor a continuing first priority security interest in and lien upon Trust’s right, title and interest in and to real property, personal property and other assets acceptable to the Advisor, and having a book value of no less than 120% of the deficit (collectively, the “Collateral”).

At the time of termination by Trust or the Advisor pursuant to the Advisory Agreement, and the time amounts owed with respect to such termination become due and payable (the “Termination Payment Time”), the Advisor shall have the right and authority to notify the escrow agent for the Termination Fee Escrow Account that the Termination Payment Time has occurred and to cause the escrow agent to disburse to the Advisor, by cashier’s check or wire transfer, the cash funds, including any cash generated by drawing on any letter of credit either prior to or at the Termination Payment Time, in the Termination Fee Escrow Account at the applicable Termination Payment Time without any action or approval required on the part of Trust.  The Advisor shall also have the right and power, without any further approval of Trust to exercise, by foreclosure or otherwise, any rights in the Collateral, pursuant to the security interest granted to the Advisor therein.  Any cash in the Termination Fee Escrow Account that exceeds the amounts due and payable under the Advisory Agreement shall be disbursed by the escrow agent to Trust, by cashier’s check or wire transfer.  The Advisor shall retain all rights to pursue collection and payment of any amounts that are not otherwise paid through the exercise of rights under the Termination Fee Escrow Account, a letter of credit and against the Collateral.

Pledge of the Advisory Agreement.  The Advisor may assign the Advisory Agreement or pledge and grant a security interest in the Advisory Agreement to any lender of the Advisor without the consent of Trust; provided, however, that in advance of such assignment the Advisor and such lender must enter into definitive documentation, pursuant to which Trust shall be an express third-party beneficiary, providing that (i) in the event the lender is required pursuant to the terms of such loan agreement to provide to the Advisor notice of any default or potential default by the Advisor under such loan agreement, the lender shall simultaneously provide such notice to Trust, (ii) the Advisor shall promptly notify Trust upon AINC’s or Ashford LLC’s reasonable belief that it is in default under any such loan agreement, (iii) Trust shall have an explicit right to cure, for the account of the Advisor, all actual or potential defaults of the Advisor within the longer of (A) seven business days of such default and (B) the number of days the Advisor has to cure such default pursuant to the underlying loan agreement and (iv) the lender shall not take an action or fail to take any action that would result in Trust failing to maintain its status as a REIT under the Internal Revenue Code.

Trust Covenants.  In the event that the Advisor has funded or committed Enhanced Return Investments in an aggregate amount equal to at least forty million dollars ($40,000,000), then:

(1)                                 Trust shall not permit its Consolidated Tangible Net Worth, as of the end of any fiscal quarter, to be less than the sum of (A) one billion dollars ($1,000,000,000) and (B) an amount equal to seventy-five percent (75%) of the net equity proceeds received by Trust by reason of the issuance and sale of equity interests in Trust after the date of the Advisory Agreement;

(2)                                 without AINC’s or Ashford LLC’s consent, delivered in writing to the board of directors of Trust, Trust shall not declare or pay (A) any dividend or distribution (whether in cash, securities or other property) with respect to any common shares or common units of Trust, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any common shares or common units of Trust, or on account of any return of capital to Trust’s common stockholders or common unitholders (or the equivalent person thereof) (a “Distribution”), that (x) would exceed Trust’s current quarterly dividend of $0.12 per common share and common unit and (y) on an annualized basis would exceed a dividend rate of 9.9% (or such higher annualized dividend rate, if applicable, equal to the average annualized dividend rate of the Peer Group (as defined in the Advisory Agreement) over the 90 days immediately preceding such Distribution) or (B) any Distribution for the purpose of avoiding, hindering or delaying the payment by Trust of the Termination Fee hereunder; provided, however, that nothing herein shall prohibit Trust from declaring or paying any dividend or distribution which, based on the advice of counsel, is necessary for Trust to maintain its REIT status; and

(3)                                 Trust’s Investment Guidelines will be deemed modified, without further action required by the parties hereto, to exclude select service assets, meaning, generally, not full service assets and Trust shall be deemed to have granted to the Advisor, without further action required by the parties hereto, the right to advise and sponsor a select service platform including sourcing select service assets for such platform to the exclusion of Trust (provided that Trust shall not be required to convey to or otherwise include in AINC’s or Ashford LLC’s select service platform any select service assets owned by Trust).

For purposes of the Advisory Agreement, “Consolidated Tangible Net Worth” means, the consolidated shareholders’ equity of Trust, as determined in accordance with GAAP, minus the amount of Trust’s consolidated intangible assets under GAAP, plus the amount of Trust’s consolidated accumulated depreciation; provided, however, that there shall be excluded from the calculation of “Consolidated Tangible Net Worth” any effects resulting from the application of FASB ASC No. 715:  Compensation—Retirement Benefits.  Consolidated Tangible Net Worth shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to State of Financial Accounting Standards number 141.

Key Money.  Certain sections of the Advisory Agreement related to “Key Money” have been deleted including the information previously set forth in Section 16.

The foregoing description of the ERFP Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the ERFP Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On June 26, 2018 the Company issued a press release and released an investor presentation announcing entry into the ERFP Agreement.  The press release and presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Additional Information and Where to Find It

The Company files annual, quarterly and current reports, proxy and information statements and other information with the SEC. INVESTORS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY.  These materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from the Company at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Safe Harbor for Forward-Looking Statements

Certain statements made in this Form 8-K, including all exhibits attached hereto, could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When the Company uses the words “will,” “may,” “anticipate,” “estimate,” “should,” “could,” “expect,” “believe,” “intend,” “potential,” or similar expressions, it intends to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s business and investment strategy, its understanding of its competition, current market trends and opportunities, projected operating results, and projected capital expenditures.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in the Company’s industry and the market in which it operates, interest rates or the general economy, and the degree and nature of the Company’s competition. These and other risk factors are more fully discussed in each company’s filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1

Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated June 26, 2018, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC

99.1	Press Release, dated June 26, 2018, relating to the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement

99.2	Presentation, dated June 26, 2018, relating to the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2018

ASHFORD INC.

	By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary